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                                                                    Exhibit 99.2

                           ANNUAL ISSUER'S CERTIFICATE
                        FOR YEAR ENDED DECEMBER 31, 2003

                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC

                       DAIMLERCHRYSLER MASTER OWNER TRUST

The undersigned, duly authorized representatives of DaimlerChrysler Services North America LLC ("DCS"), as Administrator of DaimlerChrysler Master Owner Trust (the "Issuer"), pursuant to the Indenture, dated as of June 1, 2002 (as amended and supplemented, the "Agreement"), by and among the Issuer and The Bank of New York, as Trustee, does hereby certify that:

         1. DCS is, as of the date hereof, the Administrator under the Agreement.

         2. The undersigned are Officers of the Administration and are duly authorized pursuant to the Agreement to execute and deliver this Certificate on behalf of the Issuer to the Trustee.

         3. A review of the activities of the Issuer during the calendar year ended December 31, 2003 and of the Issuer's performance under the Agreement was conducted under our supervision.

         4. Based on such review, the Issuer has, to the best of our knowledge, complied in all material respect with all conditions and covenants under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

         5. There were no defaults made by the Issuer in the performance of its obligations under the provisions of the Agreement during the year ended December 31, 2003.

Capitalized terms used but not defined herein are used as defined in the Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 30th day of March, 2004.

/s/ Norbert J. Meder                     /s/ Mark L. Davis
--------------------------               ----------------------------
Norbert J. Meder                         Mark L. Davis
Vice President and                       Assistant Controller
Controller                               Financial Reporting & Policy